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                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-33096

PRICING SUPPLEMENT NO. 2 Dated March 26, 2002 (To Prospectus dated April 18, 2000 and Prospectus Supplement dated January 18, 2002)

                                  $300,000,000

                           WELLS FARGO FINANCIAL, INC.

             SENIOR MEDIUM-TERM NOTES, SERIES D, DUE MARCH 26, 2004
                                 (Floating Rate)

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CUSIP Number:                       9497E7AB4
Principal Amount:                   $300,000,000
Issue Price to Public:              100%
Original Issue Date:                March 28, 2002
Maturity Date:                      March 26, 2004
Redeemable on or After:             Not Applicable
Interest Rate Basis:                LIBOR Telerate
Spread or Spread Multiplier:        Plus 0.04% (4 basis points)
Index Maturity:                     Three months
Currency:                           U.S. Dollars
Initial Interest Rate:              To be determined on March 26, 2002
Interest Payment Dates:             On the 28th of June, September, December and
                                    March of each year and on the stated
                                    maturity date
First Interest Payment Date:        June 28, 2002
Interest Reset Date:                On each Interest Payment Date
Form of Notes:                      Book Entry Only
Method of Distribution:             Principal
Agents' Compensation:               Flat

The Notes are being purchased by the following agents, as principal, at 100% of the aggregate principal amount of the Notes:

Agents                                      Amount
------                                      ------
Deutsche Banc Alex. Brown Inc.              $200,000,000
Salomon Smith Barney Inc.                   $100,000,000
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